UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2010
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Quanex Building Products Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 713-961-4600

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 27, 2010, Quanex Building Products Corporation issued a press release (the "Earnings Press Release") reporting its earnings results for the second quarter of fiscal year 2010. The foregoing is qualified by reference to the Press Release which is filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 27, 2010, Quanex Building Products Corporation issued a press release (the "Stock Buyback and Dividend Press Release") announcing that its Board of Directors authorized a stock buyback program of up to 1.0 million shares and raised the Company's quarterly common stock cash dividend. The foregoing is qualified by reference to the Stock Buyback and Dividend Press Release which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated May 27, 2010 announcing the Company's second quarter 2010 earnings results

Exhibit 99.2	Press release dated May 27, 2010 announcing the Company's stock buyback program and cash dividend increase

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanex Building Products Corporation
(Registrant)
May 28, 2010	/s/ BRENT L. KORB
(Date)	Brent L. Korb Senior Vice President - Finance and Chief Financial Officer (Principal Financial Officer)